SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): May 28, 2002

WACKENHUT CORRECTIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Wackenhut Drive #100, Palm Beach Gardens, FL	33410-4243

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 622-5656

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Items 4. Change in Registrant’s Certifying Accountant.

     On May 29, 2002, Wackenhut Corrections Corporation (the “Company”) announced that its Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, has selected Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent public accountants for fiscal 2002. Ernst & Young replaces Arthur Andersen LLP (“Arthur Andersen”) in this role, effective May 28, 2002.

     Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 30, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 30, 2001 and December 31, 2000 and the interim period between December 30, 2001 and the filing date of this Current Report on Form 8-K, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, dated May 28, 2002, stating its agreement with such statements.

     During the fiscal years ended December 30, 2001 and December 31, 2000 and through the filing date of this Current Report on Form 8-K, the Company did not consult Ernst & Young regarding any of the matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements And Exhibits

     (c)  Exhibits.

Exhibit No.	Description

16	Letter from Arthur Andersen LLP dated May 28, 2002

99	Press Release dated May 29, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACKENHUT CORRECTIONS CORPORATION

May 29, 2002	By:	/s/ John G. O’Rourke

Date		John G. O’Rourke

Senior Vice President – Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and duly authorized signatory)

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from Arthur Andersen LLP dated May 28, 2002

99	Press Release dated May 29, 2002